================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                       GoodYear Tire and Rubber Company
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                                 [GOODYEAR LOGO]

                                    NOTICE OF
                       1999 ANNUAL MEETING OF SHAREHOLDERS
                                       AND
                                 PROXY STATEMENT



                       THE GOODYEAR TIRE & RUBBER COMPANY
                             1144 East Market Street
                             Akron, Ohio 44316-0001






                          DATE:  Monday, April 12, 1999

                          TIME:  10:00 A.M., Akron Time

                          PLACE: Offices Of The Company
                                 Goodyear Theater
                                 1201 East Market Street
                                 Akron, Ohio




                             YOUR VOTE IS IMPORTANT
--------------------------------------------------------------------------------
             PLEASE COMPLETE, DATE AND SIGN YOUR PROXY AND PROMPTLY
                      RETURN IT IN THE ENCLOSED ENVELOPE.

                       THE GOODYEAR TIRE & RUBBER COMPANY


         SAMIR G. GIBARA
      CHAIRMAN OF THE BOARD
CHIEF EXECUTIVE OFFICER AND PRESIDENT

                                                               FEBRUARY 26, 1999



DEAR SHAREHOLDERS:

     You are cordially invited to attend your Company's 1999 Annual Meeting of Shareholders, which will be held at the Goodyear Theater, 1201 East Market Street, Akron, Ohio, at 10:00 A.M., Akron Time, on Monday, April 12, 1999. We hope you will be able to attend and participate. The Notice of 1999 Annual Meeting of Shareholders and Proxy Statement follow. The 1998 Annual Report is enclosed.

     At the Annual Meeting, shareholders will elect four persons to serve as directors for three year terms. Each nominee is an incumbent. The Proxy Statement contains information regarding each nominee for director and the seven continuing directors.

     Your Board of Directors is presenting for action by the shareholders its proposal that shareholders ratify the Board's appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for 1999 (Item 2 on your Proxy). Your Board of Directors recommends that you vote for the ratification of the appointment of PricewaterhouseCoopers LLP.

     If you plan to attend the Annual Meeting, please mark the indicated box on the reverse side of your Proxy. You are cordially invited to join us for refreshments from 9:00 to 9:45 A.M. in the Lobby at the entrance to the Goodyear Theater. You do not need a ticket to attend the Annual Meeting or the reception.

     Whether or not you plan to attend, it is important that you complete, date, sign and promptly return your Proxy. This will ensure that your shares will be represented at the meeting. If you attend and decide to vote in person, you may revoke your Proxy. Remember, your vote is important!


                                           Sincerely,



                                           /s/ SAMIR G. GIBARA

                                           SAMIR G. GIBARA
                                           Chairman of the Board,
                                           Chief Executive Officer and President

                                    CONTENTS

                                                                                    PAGE
NOTICE OF THE 1999 ANNUAL MEETING OF SHAREHOLDERS...............................      1

PROXY STATEMENT
   General Information..........................................................      1
      Shares Voting.............................................................      1
      Vote Required.............................................................      1
      Cumulative Voting For Directors...........................................      1
      Voting of Proxy...........................................................      1
      Confidentiality...........................................................      1
      Revocability of Proxy.....................................................      2
   The Board of Directors and Its Committees....................................      2
      Audit Committee...........................................................      2
      Compensation Committee....................................................      2
      Nominating and Board Governance Committee.................................      3
      Committee on Corporate Responsibility.....................................      3
   Election of Directors (Proxy Item 1).........................................      3
   Ratification of Appointment of Independent Accountants (Proxy Item 2)........      7
   Other Business...............................................................      7
   Beneficial Ownership of Common Stock.........................................      7
   Executive Officer Compensation...............................................      9
      Summary of Compensation...................................................      9
      Option/SAR Grants in 1998.................................................     11
      Option/SAR 1998 Exercises and Year-End Values.............................     12
      Long Term Incentive Awards................................................     12
      Other Compensation Plan Information.......................................     13
      Retirement Benefits.......................................................     15
      Directors' Compensation...................................................     16
      Other Matters.............................................................     17
   Section 16(a) Beneficial Ownership Reporting Compliance......................     17
   Compensation Committee Report on Executive Compensation......................     17
   Performance Graph............................................................     22
   Miscellaneous................................................................     23
      Submission of Shareholder Proposals.......................................     23
      10-K Report...............................................................     23
      Savings Plan Shares.......................................................     23
      Costs of Solicitation.....................................................     23

                       THE GOODYEAR TIRE & RUBBER COMPANY
                                  NOTICE OF THE
                       1999 ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 12, 1999



TO THE SHAREHOLDERS:


      The 1999 Annual Meeting of Shareholders of The Goodyear Tire & Rubber Company (the "Company"), an Ohio corporation, will be held at the Goodyear Theater (in the Company's Principal Office Complex), 1201 East Market Street, Akron, Ohio, on Monday, April 12, 1999, at 10:00 A.M., Akron Time, for the following purposes:

      1. To elect four directors, each to serve for a term of three years (Proxy Item 1):

      2. To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for 1999 (Proxy Item 2); and

      3. To act upon such other matters and to transact such other business as may properly come before the meeting or any adjournments thereof.

      The Board of Directors fixed the close of business on February 16, 1999 as the record date for determining shareholders entitled to notice of, and to vote at, the 1999 Annual Meeting. Only holders of record of the Common Stock of the Company at the close of business February 16, 1999 will be entitled to vote at the 1999 Annual Meeting and adjournments, if any, thereof.




                                             By order of the Board of Directors:


                                                    /s/ James Boyazis, Secretary

February 26, 1999                                      James Boyazis, Secretary





--------------------------------------------------------------------------------
        Please complete, date and sign your proxy and return it promptly in the enclosed envelope.

                                 PROXY STATEMENT


                       THE GOODYEAR TIRE & RUBBER COMPANY

                                 --------------

                               GENERAL INFORMATION

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Goodyear Tire & Rubber Company, an Ohio corporation (the "Company"), to be voted at the Annual Meeting of Shareholders to be held April 12, 1999 (the "Annual Meeting"), and at any adjournments thereof, for the purposes set forth in the accompanying notice.

   The principal executive offices of the Company are located at 1144 East Market Street, Akron, Ohio 44316-0001. The Company's telephone number is 330-796-2121.

   The Company's Annual Report to Shareholders for the year ended December 31, 1998 is enclosed with this Proxy Statement. The Annual Report is not considered part of the proxy solicitation materials. The approximate date on which this Proxy Statement and the related form of Proxy are first being sent to shareholders is March 1, 1999.


SHARES VOTING

   Holders of shares of the Common Stock, without par value, of the Company (the "Common Stock") at the close of business on February 16, 1999 (the "record date") are entitled to notice of, and to vote shares of Common Stock held on the record date at, the Annual Meeting. As of the close of business on the record date, there were 155,987,453 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.


VOTE REQUIRED

   Except for the election of directors, the affirmative vote of at least a majority of the shares of Common Stock outstanding on the record date is required for a resolution to be adopted at the Annual Meeting. In the election of directors, the four candidates receiving the most votes will be elected.


CUMULATIVE VOTING FOR DIRECTORS

   In the voting for directors, each shareholder has the right to vote cumulatively for candidates whose names have been placed in nomination prior to the voting. In voting cumulatively, a shareholder may (a) give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock the shareholder is entitled to vote, or (b) distribute his or her votes on the same principle among two or more candidates as desired.


VOTING OF PROXY

   The accompanying Proxy is designed to permit each shareholder of record at the close of business on the record date to vote on the election of directors and on the resolution proposed by the Board of Directors described in this Proxy Statement. Three directors of the Company, Messrs. Breen, Minter and Pytte, have been designated as proxies to vote shares in accordance with the instructions on the Proxy.

   The Proxy will be voted for the four nominees whose names are set forth at page 3, unless a shareholder requests that voting of his or her Proxy be withheld for any one or more of the nominees for director. The proxies designated by your Board of Directors may cumulatively vote each Proxy received if such action is deemed by them to be appropriate, except to the extent authority to so cumulate votes is expressly withheld as to any nominee. Your Board of Directors does not presently anticipate that any of the nominees named will be unavailable for election. In the event an unexpected vacancy occurs, the Proxies received may be voted for the election of a new nominee designated by the Board of Directors.

   Shares of Common Stock will be voted (or withheld from voting) in accordance with the instructions given on the Proxy. If no specific instructions are given, shares will be voted in favor of the proposal by the Board of Directors to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for 1999.


CONFIDENTIALITY

   The vote of each shareholder, whether by proxy or ballot, will be treated as confidential, except (a) as may be required by law, (b) as may be necessary to assert or defend claims for or against the Company, (c) in the case of a contested election of director(s), or (d) at the express request of the shareholder. The inspectors of election and persons processing proxy cards and ballots and tabulating the vote will not be employees of the Company. Representatives of First Chicago Trust Company of New York have been appointed to serve as the inspectors of election for the 1999 Annual Meeting.

REVOCABILITY OF PROXY

   A shareholder may revoke or revise any proxy given to the Board of Directors by the execution of a later proxy or by giving notice to the Company in writing or in open meeting. No revocation or revision of any proxy shall affect any vote previously taken.


                    THE BOARD OF DIRECTORS AND ITS COMMITTEES


   In accordance with the Ohio General Corporation Law and the Articles of Incorporation and Code of Regulations of the Company, the Company is managed under the direction of the Board of Directors by the chief executive officer and other officers to whom authority has been delegated.

   The Board is charged with specific responsibility with regard to the selection and evaluation of management, the reporting of financial results to the shareholders, and the consideration of other fundamental corporate matters, including the declaration of dividends, the issuance of stock and the authorization of significant business transactions. The Board also regularly reviews the Company's operating results and financial statements, approves capital expenditures and works with senior management in planning the Company's business strategy and establishing its long term and short term business objectives.

   Historically, a majority of the members of the Board have been neither officers nor employees of the Company. Ten of the eleven directors currently serving are neither present nor past officers or employees of the Company or any of its subsidiaries. Of the four nominees (each currently serving as a director), three are neither present nor past officers or employees of the Company or any of its subsidiaries.

   The Board meets on a regularly scheduled basis at least six times during the year. The average attendance of all directors at the six Board meetings held during 1998 was 95.5%. The average attendance of all directors at all meetings of the Board and its standing committees held during 1998 was 93.4%. During 1998, each incumbent director attended at least 75% of all meetings of the Board and the standing committees of the Board upon which he or she served, except that Mr. Cruikshank attended 58.3% of such meetings.

   The Board of Directors has four standing committees to assist it in the discharge of its responsibilities. Their principal activities are described below.


AUDIT COMMITTEE

   Established in 1967, the Audit Committee is comprised of six directors who are not present or past employees of the Company or any of its subsidiaries. The Audit Committee held three formal meetings during 1998. The current members are
J. G. Breen, W. E. Butler, T. H. Cruikshank, K. G. Farley, W. J. Hudson, Jr. and
G. H. Schofield (Chairman).

   The Audit Committee reviews for the Board the activities of the Company's internal auditors and its independent accountants and evaluates the Company's organization, internal controls, policies, procedures and practices to determine whether they are reasonably designed to assure the accuracy and adequacy of the Company's records and financial statements and to provide for the safekeeping of the assets of the Company.

   The Audit Committee annually considers the qualifications of the independent accountants of the Company, makes recommendations to the Board as to their selection, reviews and approves audit fees and fees for non-audit services rendered or to be rendered by the independent accountants, and reviews the audit plan and the services rendered or to be rendered by the independent accountants for each year and the results of their audit for the previous year. The Audit Committee also reviews financial statements and reports and monitors compliance with the Company's internal controls, policies, procedures and practices, receiving direct compliance reports from the Company's internal auditors and General Counsel and the independent accountants. In addition, the Audit Committee performs such other responsibilities as may be delegated to it from time to time by the Board of Directors.


COMPENSATION COMMITTEE

   Established in 1979, the Compensation Committee is comprised of six directors who are not present or past employees of the Company or any of its subsidiaries. The Compensation Committee held two formal meetings during 1998. The current members are J. G. Breen (Chairman), K. G. Farley, W. J. Hudson, Jr., S. A. Minter, A. Pytte and M. D. Walker.

   The Compensation Committee consults with the chief executive officer of the Company regarding compensation policies, practices and plans for the Company's directors, executive officers and other key personnel. The Compensation Committee also consults with the chief executive officer of the Company and advises the Board of Directors in establishing directors' and officers' compensation and regarding management development and succession plans. In addition, the Committee performs such other responsibilities as may be delegated to it from time to time by the Board of Directors.

   The Compensation Committee administers the Company's 1997 Performance Incentive Plan, the 1989 Goodyear Performance and Equity Incentive Plan, the Company's Performance Recognition Plan, the Company's Deferred Compensation Plan For Executives and the Company's Outside Directors' Equity Participation Plan.


NOMINATING AND BOARD GOVERNANCE COMMITTEE

   The Nominating and Board Governance Committee was established in 1998 and is the successor of the Nominating Committee established in 1978. The Nominating and Board Governance Committee is comprised of the Chairman of the Board and six directors who are not present or past employees of the Company or any of its subsidiaries. The Nominating and Board Governance Committee held one formal meeting during 1998. The current members are S. G. Gibara, W. J. Hudson, Jr., S.
A. Minter, A. Pytte, G. H. Schofield, W. C. Turner and M. D. Walker (Chairman).

   The principal function of the Nominating and Board Governance Committee is to identify and recommend to the Board of Director candidates for election to the Board of Directors. The Nominating and Board Governance Committee has the primary responsibility for considering and evaluating, and for recommending to the Board, candidates submitted by shareholders for nomination for election to the Board of Directors, and will make recommendations as to each such candidate to the Board. Any shareholder desiring to submit a candidate for consideration by the Nominating Committee should send the name of such proposed candidate, together with such biographical data and background information concerning the candidate as the shareholder may desire, to: The Office of the Secretary, The Goodyear Tire & Rubber Company, Akron, Ohio 44316-0001.

   The Nominating and Board Governance Committee is also responsible for recommending to the Board of Directors policies and standards with respect to the Board's evaluation of the overall effectiveness of the Board of Directors in the governance of the Company and for undertaking such other activities as may be delegated to it from time to time by the Board of Directors.


COMMITTEE ON CORPORATE RESPONSIBILITY

   The Committee on Corporate Responsibility was established in 1976 and is currently comprised of six directors who are not present or past officers or employees of the Company or any of its subsidiaries. The Committee held two formal meetings during 1998. The current members are W. E. Butler, T. H. Cruikshank, S. A. Minter, A. Pytte, W. C. Turner (Chairman) and M. D. Walker.

   The Committee on Corporate Responsibility reviews at least annually the Company's legal compliance programs and reviews periodically the Company's policies and practices relating to the manner in which the Company and its subsidiaries conduct their business and the relationships of the Company and its subsidiaries with their shareholders, employees and customers, as well as governmental agencies and the general public. The Committee also reviews the need for, and develops and recommends to the Board, new policies relating to such matters and performs such other responsibilities as may be delegated to it from time to time by the Board of Directors.

                              ELECTION OF DIRECTORS
                              (ITEM 1 ON THE PROXY)


   The Board of Directors is comprised of eleven directors and is classified into three classes of directors. At each annual meeting of shareholders directors of one of the classes, on a rotating basis, are elected to three year terms, to serve as the successors to the directors of the same class whose terms expire at that annual meeting of shareholders. Classes I and III are each currently comprised of four directors. Class II is currently comprised of three directors. The current terms of the four Class I Directors will expire at the Annual Meeting. The current terms of the four Class III Directors and the three Class II Directors will expire at the 2000 and 2001 annual meetings, respectively.

   At the 1999 Annual Meeting four persons are to be elected to serve as Class I Directors, each to a three year term. The Board of Directors has selected the following nominees recommended by the Nominating and Board Governance Committee for election to the Board of Directors, each to hold office for a three year term expiring at the 2002 Annual Meeting and until his successor shall have been duly elected and qualified:

                    Samir G. Gibara
                    William J. Hudson, Jr.
                    William C. Turner
                    Martin D. Walker

   Each nominee is an incumbent director whose term of office expires at the Annual Meeting. The following page contains certain information concerning the four nominees, which information was furnished by them.

            NOMINEES FOR DIRECTOR -- CLASS I, TERMS EXPIRING IN 2002


--------------------------------------------------------------------------------
SAMIR G. GIBARA

Chairman of the Board, Chief Executive Officer and President

Mr. Gibara joined the Company in 1966, serving in various managerial posts prior to being elected Vice President for Strategic Planning and Business Development and as the acting Vice President of Finance and Chief Financial Officer of the Company on October 6, 1992. Mr. Gibara was elected Executive Vice President for North American Tire Operations on May 3, 1994. Mr. Gibara was elected President and Chief Operating Officer, and as a director, effective April 15, 1995. Mr Gibara was elected President and Chief Executive Officer effective January 1, 1996 and Chairman of the Board, Chief Executive Officer and President effective July 1, 1996.

Member of Nominating and Board Governance Committee.

Age: 59

Director since: April 15, 1995

--------------------------------------------------------------------------------
WILLIAM J. HUDSON, JR.

Vice Chairman and a Director of AMP, Incorporated, a manufacturer of electrical and electronic connectors and terminals and related products and systems.

Mr. Hudson served as the President and Chief Executive Officer of AMP, Incorporated from January 1, 1993 to August 20, 1998. Mr. Hudson has served as the Vice Chairman of AMP, Incorporated since August 20, 1998. Mr. Hudson is a director of Carpenter Technology, Vice Chairman of the National Association of Manufacturers, a member of the Board of Governors of the National Electrical Manufacturing Association, a member of the Board of Trustees and the Executive Committee of the United States Council for International Business and a member of the Policy Committee of the Business Roundtable.

Member of Audit, Compensation and Nominating and Board Governance Committees.

Age: 64

Director since: November 7, 1995

--------------------------------------------------------------------------------
WILLIAM C. TURNER

Chairman of the Board and Chief Executive Officer of Argyle Atlantic Corporation, a consulting firm to multinational corporations and investment groups on international economic and political affairs, strategy, investments, joint ventures and strategic alliances.

Mr. Turner has served as Chairman of the Board and Chief Executive Officer of Argyle Atlantic Corporation since 1977. He is a director of Rural/Metro Corporation and Microtest, Inc. Mr. Turner is also a member of the Board of Governors of the Lauder Institute of Management and International Studies of the University of Pennsylvania, a trustee and former Chairman of the Board of American Graduate School of International Management, a trustee and Executive Committee member of the United States Council for International Business and a member of the Council of American Ambassadors and the Council on Foreign Relations.

Chairman of Committee on Corporate Responsibility and member of Nominating and Board Governance Committee.

Age: 69

Director since: October 3, 1978

--------------------------------------------------------------------------------
MARTIN D. WALKER

Chairman of the Board and Chief Executive Officer of M. A. Hanna Company, an international processor and distributor of polymers to the plastics and rubber industries.

Mr. Walker served as Chairman of the Board and Chief Executive Officer of M. A. Hanna Company from September 1, 1986 through December 31, 1996, when he retired as Chief Executive Officer. He retired as Chairman of the Board of M. A. Hanna Company on June 30, 1997. On October 7, 1998 Mr. Walker was again elected Chairman of the Board and Chief Executive officer of M. A. Hanna Company. Mr. Walker is also a principal in MORWAL Investments and a director of Comerica, Inc., Lexmark International, Meritor Automotive Corporation, Reynolds & Reynolds, The Timken Company and Textron, Inc.

Chairman of Nominating and Board Governance Committee and member of Compensation and Corporate Responsibility Committees.

Age: 66

Director since: February 4, 1997
--------------------------------------------------------------------------------
The following two pages contain certain information concerning the seven directors whose terms of office continue after the Annual Meeting, which information was provided by the continuing directors.

            CONTINUING DIRECTORS -- CLASS III, TERMS EXPIRING IN 2000




--------------------------------------------------------------------------------
THOMAS H. CRUIKSHANK

Retired. Formerly Chairman of the Board and Chief Executive Officer of Halliburton Company, a suppler of oil field equipment and services and engineering and construction services.

Mr. Cruikshank was Chairman of the Board and Chief Executive Officer of Halliburton Company from June of 1989 through October 31, 1995, when he retired as Chief Executive Officer. He retired as Chairman of the Board of Halliburton Company on January 2, 1996. Mr. Cruikshank is a director of The Williams Companies, Inc., Seagull Energy Corporation and Lehman Brothers Holdings Inc. He is also Chairman of the Board of Up With People, Inc.

Member of Audit and Corporate Responsibility Committees.

Age: 67

Director since: October 7, 1986




--------------------------------------------------------------------------------
KATHERINE G. FARLEY

Senior Managing Director of Tishman Speyer Properties, an international real estate developer, owner, and property management firm.

Ms. Farley joined Tishman Speyer Properties in 1984. She was Managing Director - International from 1984 to 1993, when she became Managing Director. In January of 1998 she became Senior Managing Director. Ms. Farley is the Chairperson of the Board of Directors of Women in Need and a member of the Board of Directors of the International Rescue Committee and of the Brearley School.

Member of Audit and Compensation Committees.

Age: 49

Director since: February 3, 1998




--------------------------------------------------------------------------------
STEVEN A. MINTER

Executive Director and President of The Cleveland Foundation, a community trust devoted to health, education, social services and civic and cultural affairs.

Mr. Minter has been the Executive Director and President of The Cleveland Foundation, Cleveland, Ohio, since January 1, 1984. Mr. Minter served as Undersecretary of the United States Department of Education from May of 1980 through January of 1981. Mr. Minter is a director of Consolidated Natural Gas Company, KeyCorp and Rubbermaid Incorporated, a trustee of The College of Wooster and a director of The Foundation Center.

Member of Compensation, Corporate Responsibility and Nominating and Board Governance Committees.

Age: 60

Director since: February 12, 1985




--------------------------------------------------------------------------------
AGNAR PYTTE

President of Case Western Reserve University.

Dr. Pytte has served as the President and Chief Executive Officer of Case Western Reserve University since July 1, 1987. Prior to July 1987, Dr. Pytte was a research physicist at Princeton University, a Professor of Physics, Dean of Science and Dean of Graduate Studies at Dartmouth College and the Provost of Dartmouth. Dr. Pytte is a director of A. O. Smith Corporation and the Sherman Fairchild Foundation Inc.

Member of Compensation, Corporate Responsibility and Nominating and Board Governance Committees.

Age: 66

Director since: January 5, 1988
--------------------------------------------------------------------------------

       CONTINUING DIRECTORS -- CLASS II, THREE YEAR TERMS EXPIRING IN 2001

--------------------------------------------------------------------------------
JOHN G. BREEN

Chairman of the Board and Chief Executive Officer of The Sherwin-Williams Company, a manufacturer of paints, coatings and related products.

Mr. Breen has served as the Chairman of the Board and Chief Executive Officer of The Sherwin-Williams Company since April 1980. He is a director of Mead Corporation, National City Corporation and Parker-Hannifin Corporation.

Chairman of Compensation Committee and member of Audit Committee.

Age: 64

Director since: January 7, 1992





--------------------------------------------------------------------------------
WILLIAM E. BUTLER

Retired. Formerly Chairman of the Board and Chief Executive Officer of Eaton Corporation, a global manufacturer of highly engineered products for the automotive, industrial, construction, commercial and aerospace markets.

Mr. Butler served as the President and Chief Operating Officer of Eaton Corporation from February of 1989 to September 4, 1991, when he was elected President and Chief Executive Officer. Mr. Butler served as Chairman of the Board and Chief Executive Officer of Eaton Corporation from January of 1992 to December 31, 1995, when he retired. Mr. Butler is a director of Applied Industrial Technologies, Inc., Ferro Corporation, Pitney Bowes Inc., Borg Warner Corporation and U.S. Industries, Inc.

Member of Audit and Corporate Responsibility Committees.

Age: 67

Director since: February 8, 1995





--------------------------------------------------------------------------------
GEORGE H. SCHOFIELD

Retired. Formerly Chairman of the Board and Chief Executive Officer of Zurn Industries, Inc., which designs, manufactures and markets water control and HVAC products.

Mr. Schofield served as the Chairman of the Board and Chief Executive Officer of Zurn Industries, Inc. from 1986 until October 17, 1994, when he retired as Chief Executive Officer. He retired as Chairman of the Board of Zurn Industries, Inc. on March 31, 1995. Mr. Schofield is a director of National Fuel Gas Company.

Chairman of Audit Committee and member of Nominating and Board Governance Committee.

Age: 69

Director since: December 3, 1991




--------------------------------------------------------------------------------

               RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                              (ITEM 2 ON THE PROXY)

   PricewaterhouseCoopers LLP ("PwC") served as the Company's independent accountants for the year ended December 31, 1998. In addition to rendering audit services during 1998, PwC performed various non-audit services for the Company and its subsidiaries. The Audit Committee has determined that the performance of such non-audit services did not impair independence of PwC.

   The Board of Directors, on the recommendation of the Audit Committee, has appointed PwC as independent accountants for the Company for the year ending December 31, 1999. In making its recommendation, the Audit Committee reviewed past audit results and the non-audit services performed during 1998 and proposed to be performed during 1999. In selecting PwC, the Audit Committee and the Board of Directors carefully considered their independence.

   PwC have confirmed to the Company that they are in compliance with all rules, standards and policies of the American Institute of Certified Public Accountants and the Securities and Exchange Commission governing auditor independence.

   Representatives of PwC will attend the Annual Meeting. They will have the opportunity to make a statement, if they so desire, and have advised the Company that they will be available to respond to appropriate questions of shareholders.

   The following resolution will be presented by your Board of Directors at the Annual Meeting:

         "Resolved, that the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the year ending December 31, 1999 is hereby ratified."

   In the event the appointment of PwC is not ratified by the shareholders, the adverse vote will be deemed to be an indication to the Board of Directors that it should consider selecting other independent accountants for 2000.

   YOUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION (PROXY ITEM 2).



                                 OTHER BUSINESS


   In addition to the matters described above, there will be an address by the Chairman of the Board, Chief Executive Officer and President of the Company. A discussion period will follow during which shareholders will have an opportunity to ask appropriate questions regarding the Company and its operations.

   The Board of Directors does not intend to bring any other business before the Annual Meeting and is not aware of any other business intended to be presented by any other person.

   If any other matters properly come before the Annual Meeting, the persons whose names appear in the enclosed Proxy intend to vote all Proxies received by the Board of Directors in such manner as they, in their discretion, deem appropriate.



                      BENEFICIAL OWNERSHIP OF COMMON STOCK


   To the knowledge of the Company, no person, firm or group beneficially owned (as defined in Rule 13d-3 of the Securities Exchange Act of 1934) more than 5% of the shares of the Common Stock of the Company outstanding on the record date, except that (i) Stanford C. Berstein & Co., Inc., 767 Fifth Avenue, New York, New York 10153, filed a Schedule 13G, dated February 5, 1999, indicating beneficial ownership of 18,581,088 shares of Common Stock, or approximately 11.9% of the shares outstanding, with sole voting and dispositive power, except that voting power is shared in respect of 2,039,411 of said shares; (ii) Morgan Stanley Dean Witter & Co., 1585 Broadway, New York, New York 10036, filed a
Schedule 13G, dated February 5, 1999, indicating beneficial ownership, with shared voting and dispositive power, of 8,406,979 shares, or approximately 5.7% of the outstanding shares, of the Common Stock; and (iii) The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois 60675, has reported that at the record date it held 14,892,608 shares, or approximately 9.5% of outstanding shares, of the Common Stock for various beneficial owners, including 8,467,922 shares, or approximately 5.4% of outstanding shares, of the Common Stock of the Company held as the Trustee of four Employee Savings Plans sponsored by the Company.

   On the record date, each director and nominee, each person named in the Summary Compensation Table on page 9, and all directors and officers as a group, beneficially owned the number of shares of Common Stock set forth in the Beneficial Ownership Table on the next page.

                           BENEFICIAL OWNERSHIP TABLE

                                                    BENEFICIAL OWNERSHIP AT FEBRUARY 16,
                                                                   1999
                                                    ------------------------------------
                                                     SHARES OF
                                                    COMMON STOCK        DEFERRED SHARE
       NAME                                          OWNED(1)(2)       EQUIVALENT UNITS
--------------------                                ------------       ----------------
John G. Breen .................................       5,200(3)(4)          1,585(10)
William E. Butler .............................         405(5)             4,188(10)
Thomas H. Cruikshank ..........................       1,800(4)             3,895(10)
Eugene R. Culler, Jr. .........................      36,719(6)(7)(8)       5,007(11)
Katherine G. Farley ...........................       2,000                  302(10)
Samir G. Gibara ...............................     122,805(6)(7)         20,575(11)
C. Thomas Harvie ..............................      31,549(6)(7)          4,215(11)
William J. Hudson, Jr. ........................       1,000                2,387(10)
Steven A. Minter ..............................       1,580(4)             1,228(10)
Agnar Pytte ...................................       1,200(4)             3,657(10)
George H. Schofield ...........................       2,200(4)             4,451(10)
William J. Sharp ..............................      49,105(6)(7)          9,806(11)
Robert W. Tieken ..............................      59,358(6)(7)          7,861(11)
William C. Turner .............................       1,600(4)             2,514(10)
Martin D. Walker ..............................       1,000                  844(10)
All directors, the Named Officers and all other
   Executive Officers as a group (35 persons)..     770,617(9)           119,056(10)(11)


Notes to Beneficial Ownership Table:

   (1) Unless otherwise indicated in a subsequent note, each person named and each member of the group has sole voting and investment power with respect to the shares of Common Stock shown.

   (2) The number of shares indicated as beneficially owned by each of the directors and named executive officers, and by all directors and officers as a group, and the percentage of Common Stock outstanding beneficially owned by each person and the group, has been determined in accordance with Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934. In each case, beneficial ownership is less than one percent of all outstanding shares of Common Stock.

   (3)  Includes 5,000 shares jointly owned by Mr. Breen and his spouse.

   (4) Includes 200 shares acquired pursuant to the Company's 1994 Restricted Stock Award Plan for Nonemployee Directors which are subject to certain restrictions.

   (5)  Shares owned jointly by Mr. Butler and his spouse.

   (6) Includes shares which may be acquired upon the exercise of options which are exercisable prior to April 17, 1999 under the 1989 Goodyear Performance and Equity Incentive Plan (the "1989 Plan") and predecessor employee stock option plans of the Company as follows: Mr. Gibara, 107,350 shares; Mr. Sharp, 33,075 shares; Mr. Tieken, 56,875 shares; Mr. Culler, 29,875 shares; Mr. Harvie, 24,750 shares; and all other executive officers, 374,042 shares.

   (7) Includes full shares held in trust under the Company's Employee Savings Plan for Salaried Employees.

   (8) Includes 50 shares owned by Mr. Culler's spouse, as to which he disclaims beneficial ownership.

   (9) Includes 113, 189 shares owned of record and beneficially or owned beneficially through a nominee, 22,330 shares held in the Savings Plan Trust, 625,967 shares subject to options (exercisable prior to April 17, 1999) granted under the 1997 Plan and predecessor employee stock option plans, and 9,131 shares held by or jointly with family members of certain directors and officers.

   (10) Deferred units, each equivalent to a hypothetical share of Common Stock, accrued to accounts of the director under the Company's Outside Directors' Equity Participation Plan, payable in cash following retirement from the Board of Directors. See "Directors' Compensation" at page 16.

   (11) Units, each equivalent to a hypothetical share of Common Stock, deferred pursuant to awards made under the 1989 Plan and receivable in cash, shares of Common Stock, or any combination thereof, at the election of the officer. See Note (4) to the Summary Compensation Table at page 10.

                         EXECUTIVE OFFICER COMPENSATION


SUMMARY OF COMPENSATION

   The Summary Compensation Table below sets forth information in respect of the compensation of the Chief Executive Officer of the Company during 1998 and the persons who were, at December 31, 1998, the other four most highly compensated executive officers of the Company (the "Named Officers") for services in all capacities to the Company and its subsidiaries during 1996, 1997 and 1998.


                           SUMMARY COMPENSATION TABLE



                                                                                LONG TERM COMPENSATION
                                                                            ----------------------------------
                                          ANNUAL COMPENSATION                      AWARDS             PAYOUTS
                               -------------------------------------------  ----------------------   ---------
                                                                                        SECURITIES
                                                                   OTHER                UNDERLYING   LONG TERM        ALL
                                                                  ANNUAL    RESTRICTED   OPTIONS/    INCENTIVE       OTHER
                                                                  COMPEN-      STOCK       SARS        PLAN         COMPEN-
                                                        BONUS     SATION     AWARD(S)     (NUMBER     PAYOUTS       SATION
                                        SALARY        (DOLLARS)  (DOLLARS)   (DOLLARS)      OF       (DOLLARS)     (DOLLARS)
NAME AND PRINCIPAL POSITION    YEAR    (DOLLARS)         (1)        (2)         (3)       SHARES)       (4)           (5)
---------------------------    ----    ---------      ---------  ---------  ----------  ----------   ---------     ---------
SAMIR G. GIBARA                1998    $982,267       $589,032    $ 9,000       -0-        90,000   $1,153,562     $14,139
  Chairman of the Board        1997     935,100        961,875      9,000       -0-        55,000      674,843       9,023
  Chief Executive Officer      1996     800,000        771,373      8,500       -0-       110,000      371,565       4,500
  and President(6)

WILLIAM J. SHARP               1998     491,667        204,501      9,000       -0-        21,500      443,678      10,317
  President                    1997     472,917        391,875      9,000       -0-        21,500      283,434       8,340
  Global Support Operations    1996     443,333        349,927      8,500       -0-        43,000      312,115       4,500

ROBERT W. TIEKEN               1998     416,250        163,601     17,000       -0-        18,000      259,868      10,185
  Executive Vice President     1997     401,667        313,500      8,000       -0-        15,000      276,685       8,254
                               1996     381,667        301,182      8,000       -0-        25,000      304,683       4,500

EUGENE R. CULLER, JR.          1998     366,667        143,808     16,966       -0-        18,000      209,162       7,792
  Executive Vice President     1997     342,500        255,938        -0-       -0-        15,000      202,453       6,246
                               1996     317,500        169,276    896,447       -0-        22,500      130,048       4,500


C. THOMAS HARVIE               1998     328,333        151,919      6,000       -0-        13,000      228,177       6,795
  Vice President and           1997     310,000        242,250      6,570       -0-        11,000      242,943       4,750
  General Counsel              1996     287,500        229,472     43,288       -0-        22,000          -0-       4,500


NOTES TO SUMMARY COMPENSATION TABLE:

   (1) Amounts awarded in respect of 1998, 1997 and 1996 and paid in February of 1999, 1998 and 1997, respectively, pursuant to the Company's Performance Recognition Plan for 1998, 1997 and 1996, respectively; except that payment of a portion of the award to Mr. Gibara in respect of 1996 and all of the awards to Mr. Gibara, and a portion of the awards to Mr. Harvie, in respect of 1997 and 1998 were deferred pursuant to the Company's Deferred Compensation Plan for Executives. The payout in respect of plan year 1998 was determined based on EBIT (defined under the Plan as sales minus cost of goods sold and sales, administrative and general expense, after certain adjustments), cash flow and other specified targets for 1998. Deferred amounts are included in the amounts shown in the Table.

   (2) Amounts shown represent the cost to the Company of tax and financial planning assistance provided by third parties, plus: (a) in respect of Mr. Culler, payment in 1998 of $966 for moving costs and payment in 1996 of $840,566 in reimbursement of Canadian taxes in excess of normalized United States taxes, $35,514 for moving expenses and $12,368 as reimbursement of United States taxes, and (b) in respect of Mr. Harvie, payments of $576 in 1997 and of $34,658 in 1996 for costs in connection with his relocation.

   (3) No restricted stock was awarded or issued by the Company to any Named Officer during 1998. On July 17, 1995, Mr. Harvie purchased, pursuant to the 1989 Plan and a related Restricted Stock Purchase Agreement, 10,000 shares of Common Stock for a purchase price of $.10 per share, which shares were subject to various restrictions and to an option to repurchase in favor of the Company under specified circumstances at a price of $.10 per share through at least June 30, 1998. The per share closing price of the Common Stock on the date of grant (July 17, 1995), was $43.50. Mr. Harvie received all dividends paid on said shares of Common Stock. On June 30, 1998, the Company's option and all other restrictions lapsed in respect of 7,101 of the shares. At December 31, 1998, the aggregate value of the remaining 2,899 restricted shares of the Common Stock (net of the purchase price) was $145,928.41, based on the December 31, 1998 closing price on the New York Stock Exchange Composite Transactions tape of $50.4375 per share. On January 29, 1999, the Company's option and all other restrictions lapsed in respect of the remaining 2,899 shares. No other shares of restricted stock have been awarded or issued to the Named Officers of the Company.

   (4) The payouts indicated in respect of 1998 relate to amounts earned pursuant to Performance Equity Grants granted on January 9, 1996 (as amended December 3, 1996) under the 1989 Plan in respect of the three year performance period ended December 31, 1998, whereunder participants were granted a specified number of performance units (the "1998 Performance Units") payable 50% in shares and 50% in cash. The aggregate earnings per share of Common Stock during the performance period were $13.63, after adjustments by the Compensation Committee to eliminate the $872.0 million of asset writedown and rationalization charges in 1996 and the $265.2 million of rationalization and other charges in 1997. Each participant earned 125.20% of the 1998 Performance Units granted. The value of each 1998 Performance Unit was $50.625, which was the average of the high and low sale prices of the Common Stock on December 31, 1998, as reported on the New York Stock Exchange Composite Transactions tape. The payouts indicated in respect of 1997 relate to amounts earned pursuant to Performance Equity Grants granted on December 6, 1994 (as amended December 3, 1996) pursuant to the 1989 Plan in respect of the three year performance period ended December 31, 1997, whereunder participants were granted a specified number of performance units ("1997 Performance Units"), payable 50% in shares of Common Stock and 50% in cash. The aggregate earnings per share of Common Stock during the performance period were $13.07, after adjustments by the Committee to eliminate the effects on 1996 earnings of the $872.0 million of asset writedown and rationalization charges and the effects on 1997 earnings of the $265.2 million of rationalization and other charges. Each participant earned 106.8% of the 1997 Performance Units granted. The value of each 1997 Performance Unit was $63.19, which was the average of the high and the low sale prices of the Common Stock on December 31, 1997, as reported on the New York Stock Exchange Composite Transactions tape. The cash portion of the 1997 Performance Units earned was paid in February 1998. The payouts indicated in respect of 1996 relate to amounts earned pursuant to Performance Equity Grants granted on January 4, 1994 (as amended December 3, 1996) pursuant to the 1989 Plan in respect of the three year performance period ended December 31, 1996, whereunder participants were granted a specified number of performance units ("1996 Performance Units"), payable 50% in shares of Common Stock and 50% in cash. The aggregate earnings per share of Common Stock during the performance period were $12.11 (after adjustments by the Compensation Committee to eliminate the effects on 1996 earnings of the $872.0 million of asset writedown and rationalization charges). Each participant earned 143.6% of the 1996 Performance Units granted. The value of each 1996 Performance Unit was $41.75, which was the average of the high and the low sale prices of the Common Stock on December 31, 1996, as reported on the New York Stock Exchange Composite Transactions tape. Payment of the Common Stock portion of the 1998 Performance Units, the 1997 Performance Units and the 1996 Performance Units earned was automatically deferred in the form of Common Stock equivalent units (which earn dividend equivalents) for at least five years from the payment date (or following earlier retirement) and will be payable at the election of each participant in shares of Common Stock, cash, or any combination thereof. The cash portion of the 1998 Performance Units was paid (unless deferred as Common Stock equivalent units by the participant) in February 1999. The cash portions of the 1997 Performance Units and the 1996 Performance Units earned were paid in February 1998 and February 1997, respectively. All deferred amounts are included in the Table.

   (5) All Other Compensation consists of: (a) for 1998 (i) the value of deferred Common Stock equivalent units ("Units") accrued as dividend equivalents during 1998 to the accounts of the Named Officers in respect of Units awarded and deferred in February of 1998 and 1997, each Unit or portion thereof valued at $50.4375, the closing price of the Common Stock on December 31, 1998, and (ii) $4,800 of matching contributions to each Named Officer under the Company's Savings Plan; (b) for 1997 (i) the value of Units accrued as dividend equivalents during 1997 to the accounts of the Named Officers in respect of Units awarded and deferred in February of 1997, each Unit or portion thereof valued at $63.625, the closing price of the Common Stock on December 31, 1997, and (ii) $4,750 of matching contributions to each Named Officer under the Company's Savings Plan; and (c) in respect of 1996 matching contributions under the Company's Savings Plan. See "Savings Plan" at page 14.

   (6) Mr. Gibara has served as Chairman of the Board, Chief Executive Officer and President since July 1, 1996. He served as President and Chief Executive Officer and a director from January 1, 1996 to June 30, 1996.

OPTION/SAR GRANTS IN 1998

   The Option/SAR Grants Table below shows all grants of stock options and stock appreciation rights ("SARs") during 1998 to the Named Officers. Stock Options are ordinarily granted on an annual basis, usually in December of each year.





                            OPTION/ SAR GRANTS TABLE
                            OPTION/SAR GRANTS IN 1998

                                                                                                           POTENTIAL
                                                 INDIVIDUAL GRANTS                                     REALIZABLE VALUE
                                      ------------------------------------------                          AT ASSUMED
                                       NUMBER OF         % OF                                          ANNUAL RATES OF
                                       SECURITIES        TOTAL                                           STOCK PRICE
                                       UNDERLYING      OPTIONS/       EXERCISE                         APPRECIATION FOR
                                      OPTIONS/SARs       SARs            OR                               OPTION TERM
                                        GRANTED       GRANTED TO     BASE PRICE                           (DOLLARS)(3)
                                      (NUMBER OF       EMPLOYEES    (DOLLARS PER   EXPIRATION       -----------------------
NAME                                   SHARES)(1)       IN 1998       SHARE)(2)       DATE             5%(4)       10%(4)
----                                  ------------    ----------    ------------   ----------       ---------    ----------

Samir G. Gibara                           90,000          4.17%         $57.25       11-30-08       $3,240,000   $8,211,600

William J. Sharp                          21,500          1.00           57.25       11-30-08          774,000    1,961,660

Robert W. Tieken                          18,000           .83           57.25       11-30-08          648,000    1,642,320

Eugene R. Culler, Jr.                     18,000           .83           57.25       11-30-08          648,000    1,642,320

C. Thomas Harvie                          13,000           .60           57.25       11-30-08          468,000    1,186,120


NOTES TO OPTION/SAR GRANTS TABLE:

   (1) On November 30, 1998, non-qualified stock options in respect of an aggregate of 2,157,899 shares of Common Stock were granted to 902 persons, including the Named Officers. The exercise price of each stock option is equal to 100% of the per share fair market value of the Common Stock on the date granted. Each stock option is exercisable in respect of 25% of the shares covered thereby beginning November 30, 1999, in respect of 50% of the shares covered thereby beginning November 30, 2000, in respect of 75% of the shares covered thereby beginning November 30, 2001, and is fully exercisable beginning November 30, 2002. Each unexercised stock option terminates automatically if the optionee ceases to be an employee of the Company or one of its subsidiaries for any reason, except that (a) upon retirement or disability (as such terms are defined in the 1997 Plan) of the optionee more than six months after the date of the grant thereof, such stock option shall become immediately exercisable and remain exercisable until November 30, 2008, and (b) in the event of the death of the optionee more than six months after the grant thereof, each stock option shall be exercisable up to three years after the date of death of the optionee by the person or persons to whom the rights passed by his or her will or according to the laws of descent and distribution. Each option also includes the right to the automatic grant of a new option (a "reinvestment option") for that number of shares tendered in the exercise of the original stock option. The reinvestment option will have an exercise price equal to the fair market value of the Common Stock on the date of the exercise of the original stock option (which will also be the grant date of the reinvestment option) and will be subject to the same terms and conditions as the original stock option (except for the reinvestment option feature).

   (2) In respect of each stock option granted during 1998, the holder may, subject to certain conditions, pay the exercise price by delivery of owned shares of Common Stock (valued at the market value on the date of exercise) and/or may satisfy withholding tax obligations by delivering owned shares of Common Stock or by using shares of Common Stock acquired upon the exercise of the stock option.

   (3) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the price of the Common Stock. No economic benefit to the optionees is possible without an increase in price of the Common Stock, which will benefit all shareholders commensurately.

   (4) In order to realize the potential values set forth in the 5% and 10% columns of the Option/SAR Grants Table, the per share price of the Common Stock would be $93.25 and $148.49, respectively.

OPTION/SAR 1998 EXERCISES AND YEAR-END VALUES

   The Option/SAR Exercises and Year-End Values Table below sets forth certain information regarding options and SARs exercised by the Named Officers during 1998 and the value of options/SARs held by the Named Officers at December 31, 1998.


                 OPTION/SAR EXERCISES AND YEAR-END VALUES TABLE
                   AGGREGATED OPTION/SAR EXERCISES IN 1998 AND
                       DECEMBER 31, 1998 OPTION/SAR VALUES

                                                                 NUMBER OF SECURITIES
                                                                      UNDERLYING
                                                                      UNEXERCISED                   VALUE OF UNEXERCISED
                              SHARES                                OPTIONS/SARs AT               IN-THE-MONEY OPTIONS/SARs
                             ACQUIRED                              DECEMBER 31, 1998                AT DECEMBER 31, 1998
                            ON EXERCISE        VALUE             (NUMBER OF SHARES)(1)                  (DOLLARS)(2)
                            (NUMBER OF       REALIZED        ----------------------------       ----------------------------
NAME                        SHARES)(1)       (DOLLARS)       EXERCISABLE    UNEXERCISABLE       EXERCISABLE    UNEXERCISABLE
----                        ----------       ---------       -----------    -------------       -----------    -------------
Samir G. Gibara                  5,000      $130,312.50         89,850          193,750            $432,881       $277,656

William J. Sharp                     0                0         24,600           62,225              87,936        122,538

Robert W. Tieken                     0                0         50,625           44,875             469,727         91,992

Eugene R. Culler, Jr.                0                0         26,250           42,750             142,500         61,500

C. Thomas Harvie                     0                0         22,000           35,000             103,297         59,641

NOTES TO OPTION/SAR EXERCISES AND YEAR-END VALUES TABLE:

   (1) All shares were acquired pursuant to, and all exercisable and unexercised shares are the subject of, options to acquire Common Stock.

   (2) Determined using $50.4375 per share, the closing price of the Common Stock of the Company on December 31, 1998, as reported on the New York Stock Exchange Composite Transactions tape.


LONG TERM INCENTIVE AWARDS

   The 1997 Performance Incentive Plan of the Company (the "1997 Plan") empowers the Committee to make grants and awards from time to time until December 31, 2001. Such grants and awards may be incentive or non-qualified stock options, stock appreciation rights, restricted stock grants, performance grants, any other stock-based grants and awards authorized by the Committee, or any combination of any or all of such grants and awards, whether in tandem with each other or otherwise, to officers and other key employees of the Company and its subsidiaries. The 1989 Goodyear Performance and Equity Incentive Plan (the "1989 Plan"), which authorized similar grants and awards, expired on April 14, 1997, except with respect to the grants and awards then outstanding.

   The Long Term Incentive Plan Awards Table below sets forth the long term incentive grants made in 1998 to the Named Officers, all of which were Performance Unit Grants under the 1997 Plan.


                      LONG TERM INCENTIVE PLAN AWARDS TABLE
                   LONG TERM INCENTIVE PLANS - AWARDS IN 1998


                                                                                 ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK
                            NUMBER OF SHARES,                                              PRICE-BASED PLANS(3)
                                UNITS OR                                   --------------------------------------------------
                              OTHER RIGHTS                                   THRESHOLD          TARGET             MAXIMUM
                              (EXPRESSED IN            PERFORMANCE         (EXPRESSED IN     (EXPRESSED IN      (EXPRESSED IN
                                NUMBER OF               OR OTHER             NUMBER OF         NUMBER OF          NUMBER OF
                                SHARES OF             PERIOD UNTIL           SHARES OF         SHARES OF          SHARES OF
                              COMMON STOCK)           MATURATION OR           COMMON            COMMON             COMMON
NAME                             (1)(2)                 PAYOUT(2)            STOCK)(4)         STOCK)(5)          STOCK(6)
-----                       -----------------      ------------------      -------------     -------------      -------------
Samir G. Gibara                   30,000           1/1/99 to 12/31/01          15,000            30,000            45,000

William J. Sharp                   8,000           1/1/99 to 12/31/01           4,000             8,000            12,000

Robert W. Tieken                   6,000           1/1/99 to 12/31/01           3,000             6,000             9,000

Eugene R. Culler, Jr.              6,000           1/1/99 to 12/31/01           3,000             6,000             9,000

C. Thomas Harvie                   4,600           1/1/99 to 12/31/01           2,300             4,600             6,900

NOTES TO LONG TERM INCENTIVE PLAN AWARDS TABLE:

   (1) On November 30, 1998, the Committee granted performance units ("2001 Performance Units") under the 1997 Plan to the Named Officers and to 24 other key executives of the Company. The number of 2001 Performance Units paid to each grantee will be determined by and contingent upon the extent to which specific performance goals are achieved. Payment of 50% of the 2001 Performance Units earned will be made in cash in February of 2002 (unless payment is deferred in whole or in part by the Committee on a mandatory basis or pursuant to the timely election of the grantee). Payment of the other 50% of the 2001 Performance Units earned will be deferred for at least five years (or following earlier retirement) in the form of Common Stock equivalent units. The Common Stock equivalent units will earn dividend equivalents and will be payable in shares of Common Stock, in cash in an amount per unit equal to the value of a share of Common Stock at the distribution date, or in any combination thereof, at the election of the grantee. The performance goals are specified levels of aggregate earnings per share of Common Stock during the three year period ending December 31, 2001 (the "2001 Performance Period").

   (2) A participant must be an employee at the end of the Performance Period to receive the proceeds of the Performance Units; except that if such participant dies, retires or becomes disabled prior to the end of the Performance Period, the participant will receive a prorated portion of any Performance Units earned based on the portion of the Performance Period he or she was an employee.

   (3) Various payouts, ranging from 50% to 150% of the Performance Units granted, may be earned based on the Cumulative Net Income Per Share (as defined in the 1997 Plan) of Common Stock during the Performance Period. The amount ultimately realized by a Named Officer or other grantee will depend on the Cumulative Net Income Per Share of Common Stock during the 2001 Performance Period and the per share value of the Common Stock when the Performance Units earned are ultimately paid.

   (4) The Cumulative Net Income per share of Common Stock during the 2001 Performance Period must be at least $10.40 before any distribution may be made. If Cumulative Net Income is at least $10.40 for the 2001 Performance Period, at least 50% of the 2001 Performance Units will be awarded.

   (5) If the Cumulative Net Income per share of Common Stock is $13.87 for the 2001 Performance Period, 100% of the 2001 Performance Units will be awarded.

   (6) If the Cumulative Net Income per share of Common Stock is $16.64 or more during the 2001 Performance Period, 150% of the 2001 Performance Units will be awarded.

OTHER COMPENSATION PLAN INFORMATION


STOCK OPTIONS AND APPRECIATION RIGHTS

   The 1997 Plan provides, among other things, for the granting of incentive stock options, non-qualified stock options, Stock Appreciation Rights ("SARs") and other grants and awards in respect of up to approximately 15,000,000 shares of the Common Stock. The 1989 Plan, which expired April 14, 1997 except with respect to Stock Options, SARs and other grants and awards then outstanding, also provided for the granting of stock options and SARs. At February 16, 1999, there were outstanding under the 1997 Plan and the 1989 Plan stock options in respect of 9,135,028 shares and SARs in respect of 44,150 shares.


PERFORMANCE RECOGNITION PLAN

   On November 30, 1998, the Board of Directors of the Company approved the participation of approximately 990 key employees, including all executive officers of the Company, in Plan Year 1999 of the Performance Recognition Plan of the Company (the "Performance Plan"). The Committee determined the participants and established their respective target bonuses. Thereafter the Committee reviewed and approved the performance criteria and goals established for each participant. The target bonus of each participant is subject to adjustment between zero and 120%, depending upon the level of achievement measured relative to the performance criteria and goals established by the Committee in respect of such participant. The Performance Plan establishes specific goals for operating earnings (calculated as the amount equal to sales minus cost of goods sold and sales, administrative and general expense, herein "EBIT"), cash flow for the Company or an operating unit, as the case may be, and quarterly finished goods inventory days for the operating unit, if any, in respect of the participant. In addition, a portion of each participant's award will also be dependent upon the extent to which such participant achieves other specific goals established for such participant. Payment of awards in respect of Plan Year 1999 under the Performance Plan will be made in February of 2000 (except to the extent deferred by the Committee or by an eligible participant pursuant to the Company's Deferred Compensation Plan for Executives) contingent upon the (i) level of achievement of the EBIT, cash flow and, in some cases, inventory goals, (ii) the extent to which each participant achieves his or her specific additional goals, and (iii) the Committee's determination that payment would be appropriate. Awards, if any, will be paid in cash. Target bonuses under the Performance Plan have been established for calendar year 1999 as follows: Mr. Gibara, $1,066,600; Mr. Sharp, $420,000; Mr. Tieken, $330,000; Mr. Culler, $300,000; Mr. Harvie,
$260,000; and all participants (990 persons) as a group, $26,901,552.


SAVINGS PLAN

   The Company sponsors the Employee Savings Plan for Salaried Employees (the "Savings Plan"). An eligible employee (any full-time salaried employee with at least three months of service) may contribute 1% to 16% of his or her compensation to the Savings Plan, subject to an annual contribution ceiling ($10,000 in 1999). Such contributions to the Savings Plan are not included in the current taxable income of the employee pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). Employee contributions are, at the direction of the participant, invested by the Savings Plan Trustee in the following eight funds: The Stable Value Fund, the S&P 500 Index Stock Equity Fund, the Large Capitalization Stock Equity Fund, the Small Capitalization Stock Equity Fund, the International Stock Equity Fund, the Conservative Asset Allocation Fund, the Moderate Asset Allocation Fund and the Aggressive Asset Allocation Fund.

   During 1999, the Company is matching each dollar contributed by a participating employee (up to a maximum of the lesser of 6% of such participant's compensation during 1999 or $9,600) with 50 cents. The level of the Company's matching contributions in future years will be determined by the Company's Board of Directors. Company contributions are made in cash and are invested by the Savings Plan Trustee in shares of Common Stock and held in the Goodyear Stock Fund of the Plan. Participants who are age 52 or older may transfer all or any whole percentage of their employer match funds from the Goodyear Stock Fund to any one or more of the eight investment funds listed above.


SEVERANCE PLAN

   The Goodyear Employee Severance Plan (the "Severance Plan") was adopted by the Company on February 14, 1989 pursuant to the authorization of the Board of Directors and upon the recommendation of the Compensation Committee. The Severance Plan provides that, if the employment of an eligible employee is involuntarily terminated (as defined in the Severance Plan) within two years following a Change in Control, such employee is entitled to receive severance pay, either in a lump sum or, at the employee's election, on a regular salary payroll interval basis, in an amount equal to the sum of (a) two weeks' pay for each full year of service with the Company and its subsidiaries completed by such employee and (b) one month's pay for each $12,000 of such employee's total annual compensation (which includes such employee's base salary rate in effect at the date of termination, plus all bonus, profit sharing and incentive compensation paid to such employee during the twelve months prior to his or her separation); provided, that such severance pay shall not exceed two times the total annual compensation of such employee. In addition, each such person shall receive medical benefits and basic life insurance coverage on the same basis as in effect prior to his or her separation for a period of weeks equal to the number of weeks of severance pay. Any full-time salaried employee of the Company or any of its domestic subsidiaries having at least one year of service and participating in the Retirement Plan (defined below) is eligible for benefits under the Severance Plan. Under the Severance Plan, a Change in Control is deemed to occur upon the acquisition of 35% or more of the Common Stock by any "Acquiring Person" or any change in the composition of the Board of Directors of the Company with the effect that a majority of the directors are not "continuing directors."

   If it is assumed that the Named Officers had been involuntarily terminated as of December 31, 1998 following within two years of a Change in Control, the amount of severance pay due under the Severance Plan to the Named Officers in such event would have been: Mr. Gibara, $3,923,750; Mr. Sharp, $1,783,750; Mr. Tieken, $1,477,000; Mr. Culler, $1,261,874; and Mr. Harvie, $1,164,500.


DEFERRED COMPENSATION PLAN

   The Company's Deferred Compensation Plan for Executives was adopted by the Board of Directors of the Company upon the recommendation and approval of the Compensation Committee on and effective as of October 4, 1994. Pursuant to the Deferred Compensation Plan, an eligible employee may elect to defer all or a portion of his or her

Performance Plan award and/or all or a portion of his or her annual salary in excess of $160,000 by making a timely deferral election. The deferral period options are five years, the year following retirement or in five to fifteen annual installments commencing the year following retirement. In addition, unless payment is authorized by the Compensation Committee any cash compensation earned by any officer of the Company which, if paid as and when due, would not be deductible by the Company for Federal Income Tax purposes by reason of the limitations of Section 162(m) of the Code shall automatically be deferred under the Deferred Compensation Plan. Amounts deferred earn amounts equivalent to the returns on one or more of five reference investment funds, as selected by the participant.

RETIREMENT BENEFITS

   The Company maintains a Salaried Pension Plan (the "Pension Plan"), a defined benefit plan qualified under the Code, in which most salaried employees (other than employees assigned to retail store locations) of the Company, including all executive officers, are eligible to participate. The Pension Plan permits any eligible employee to make monthly optional contributions at an annual rate equal to (a) 1% of his or her annual earnings up to a maximum of $36,300, or a maximum 1999 contribution of $363.00, and (b) at an annual rate equal to 2% of such annual earnings in excess of $36,300, up to a maximum 1999 contribution of $2,474. The Pension Plan also permits the option of making contributions only on 2% of annual earnings in excess of $36,300. The Code limits the maximum amount of earnings that may be used in calculating benefits under the Pension Plan, which limit is $160,000 for 1999. The Pension Plan provides benefits to participants who have at least five years of service, including a lump sum settlement of the benefits payable under the Pension Plan upon any termination of employment.

   In 1994, the Company established a non-qualified, unfunded Excess Benefits Plan which provides additional benefits to a select group of highly compensated employees. The Excess Benefits Plan will pay benefits equal to the difference between the monthly amount paid under the Pension Plan and the monthly amount which would have been paid under the Pension Plan if calculated without the Code limitation on annual compensation ($160,000 in 1999) in respect of which benefits may be calculated.

   The Company also maintains a Supplementary Pension Plan (the "Supplementary Plan"), a non-qualified, unfunded plan which provides additional retirement benefits to certain officers and other key employees of the Company. Participants in the Supplementary Plan do not participate in the Excess Benefits Plan.

   The Supplementary Plan provides pension benefits to participants who have at least 30 years of service or have at least ten years of service and have attained the age of 55. Benefits payable to a participant who retires between ages 55 and 62 are subject to a reduction of 4.8% for each full year of retirement before age 62. Prior to retirement, a participant may elect to receive, subject to approval of the Pension Committee, a lump sum settlement of the benefits payable under the Supplementary Plan.

   The Pension Plan Table below shows estimated annual benefits payable at selected earnings levels under the Pension Plan, as supplemented by the Supplementary Plan (the "Pension Plans"), assuming retirement on July 1, 1999 at age 65 after selected periods of service.

   The pension benefit amounts shown in the Pension Plan Table include the maximum benefits obtainable under the formula for the optional contributory portion of the Pension Plan and under the Supplementary Plan and assume payments are made on a five year certain and life annuity basis

                               PENSION PLAN TABLE

                      ESTIMATED ANNUAL BENEFITS UPON RETIREMENT AT JULY 1, 1999, FOR YEARS OF SERVICE INDICATED.
                  ---------------------------------------------------------------------------------------------------
5 YEAR AVERAGE
   ANNUAL
REMUNERATION      15 YEARS       20 YEARS       25 YEARS       30 YEARS       35 YEARS       40 YEARS       45 YEARS
--------------   ----------     ----------     ----------     ----------     ----------     ----------     ----------
$  500,000       $  152,639     $  193,416     $  221,709     $  248,863     $  263,708     $  278,626     $  293,545

   750,000          235,139        298,416        341,709        383,863        406,208        428,626        451,045

 1,000,000          317,639        403,416        461,709        518,863        548,708        578,626        608,545

 1,250,000          400,139        508,416        581,709        653,863        691,208        728,626        766,045

 1,500,000          482,639        613,416        701,709        788,863        833,708        878,626        923,545

 1,750,000          565,139        718,416        821,709        923,863        976,208      1,028,626      1,081,045

 2,000,000          647,639        823,416        941,709      1,058,863      1,118,708      1,178,626      1,238,545

 2,250,000          730,139        928,416      1,061,709      1,193,863      1,261,208      1,328,626      1,396,045

 2,500,000          812,639      1,033,416      1,181,709      1,328,863      1,403,708      1,478,626      1,553,545

(and not under any of the various survivor options or the lump sum option) and are not subject to any deduction for social security or any other offsets. Pension benefits are based on the participant's highest average monthly earnings, consisting of salary and cash payments under the Performance Recognition Plan (and prior annual incentive plans) for any period of 60 consecutive months within the 120 months immediately preceding his or her retirement (assuming full participation in the contributory feature of the Pension Plan), with monthly benefits ranging from as low as 21% of such earnings in the case of a participant who retires after 10 years of service to as high as 62% of such earnings in the case of a participant who retires after 45 years of service.

   Earnings covered by the Pension Plans are substantially equivalent to the sum of the amounts set forth under the "Salary" and "Bonus" columns of the Summary Compensation Table in respect of each of the Named Officers. The years of credited service under the Plans for each of the Named Officers are: Mr. Gibara, 32 years; Mr. Sharp, 34 years; Mr. Tieken, 5 years; Mr. Culler, 37 years; and Mr. Harvie, 4 years.

DIRECTORS' COMPENSATION

   Directors of the Company who are not serving as officers or employees of, or consultants to, the Company or any of its subsidiaries receive, as compensation for their services to the Company as a director, $8,750 per calendar quarter, plus $1,700 for each Board meeting attended and for each committee meeting attended. Travel and lodging expenses incurred by such directors in attending Board and committee meetings are paid by the Company. A director who is also an officer or an employee of, or a consultant to, the Company or any of its subsidiaries does not receive additional compensation for his or her services as a director.

   On February 2, 1996, the Compensation Committee recommended and the Board of Directors adopted the Outside Directors' Equity Participation Plan (the "Directors' Equity Plan") for directors who are not current or former employees of the Company or a subsidiary. The Directors' Equity Plan replaces the Retirement Plan for Outside Directors, which was terminated on February 2, 1996 except with respect to former directors currently receiving benefits ($20,000 per year until death, with a $100,000 minimum payout) thereunder.

   Under the Directors' Equity Plan, on July 1, 1998 and on the first business day of each calendar quarter thereafter each eligible director who has been a director for the entire preceding calendar quarter will have $2,500 ($2,000 in respect of each quarter during the period April 1, 1996 through June 30, 1998) accrued to his or her Plan account, which amount will be converted into units equivalent in value to shares of Common Stock ("share equivalents") at the fair market value of the Common Stock on the accrual date. In addition, each eligible director on February 2, 1996 was awarded a special accrual to his or her Plan account in accordance with a formula designed to reflect prior service and result in an estimated Plan account value at age 70 commensurate with the value of the terminated plan. The share equivalents in each participant's Plan account will be deemed to receive dividends at the same rate as the Common Stock, which dividends will also be converted into share equivalents in the same manner.

   A director is entitled to benefits under the Directors' Equity Plan after leaving the Board of Directors unless the Board of Directors elects to deny or reduce benefits, except that benefits may not be denied or reduced if prior to leaving the Board of Directors the participant either (i) attained the age of 70 with at least five years of Board service or (ii) attained the age of 65 with at least ten years of Board service. The share equivalents will be converted to a dollar value at the price of the Company's Common Stock on the later of the first business day of the seventh month following the month during which the participant ceases to be a director or the fifth business day of the year next following the year during which the participant ceased to be a director. Such amount will be paid in ten annual installments or, at the discretion of the Compensation Committee, in a lump sum or in fewer than 10 installments beginning on the tenth day following the aforesaid conversion from share equivalents to a dollar value. The amount in the participant's Plan account will earn interest from the date converted to a dollar value until paid at a rate one percent higher than the prevailing yield on United States Treasury securities having a ten year maturity on the conversion date.

   The Directors' Equity Plan also permits each participant to annually elect to have 25%, 50%, 75% or 100% or his or her retainer and meeting fees deferred and converted into share equivalents on substantially the same basis. The Board of Directors believes the Directors' Equity Plan further aligns the interests of directors with the interests of shareholders by making part of each director's compensation dependent on the value and appreciation over time of the Common Stock.

   The share equivalent units accrued to the accounts of the participating directors under the Directors' Equity Plan at February 16, 1999 are set forth in the "Deferred Share Equivalent Units" column of the Beneficial Ownership Table on page 8.

   The Company also sponsors a directors' Charitable Award Program funded by Company purchased and owned life insurance policies on the lives of pairs of directors. The Company will donate $1 million per director to one or more qualifying charitable organizations recommended by the paired directors after both of the paired directors are deceased. Assuming current tax laws remain in effect, the Company will recover the cost of the program over time with the proceeds of the insurance policies purchased. Individual directors will derive no financial benefit from the program.


OTHER MATTERS

   During 1998, the Company and its subsidiaries in the ordinary course of their business and at competitive prices and terms made sales to or purchases from, or engaged in other transactions with, corporations of which certain of the Company's non-employee directors are executive officers. The Company does not consider the amounts involved in such transactions or the transactions themselves to be material to its business and believes such amounts and transactions were not material in relation to the business of such other corporations or the interests of the directors concerned.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


   Section 16(a) of the Exchange Act requires the Company's directors and officers to file reports of ownership and changes in ownership in the Company's equity securities with the Securities and Exchange Commission, the New York Stock Exchange and the Company. Based solely on a review of the copies of Forms 3, 4 and 5 received by the Company, or on written representations from certain directors and officers that no updating Section 16(a) forms were required to be filed by them, the Company believes that no director or officer of the Company filed a late report or failed to file a required report under Section 16(a) of the Exchange Act during or in respect of the year ended December 31, 1998, except that: (1) Ms. K. G. Farley, a Director of the Company, filed her Form 3, dated February 23, 1998, approximately ten days late due to an administrative error; and (2) Mr. W. H. Hopkins, a Vice President of the Company, filed an amendment dated July 6, 1998, to his Form 3 dated May 19, 1998, to correct an administrative error in the reporting of his holdings of Common Stock. To the knowledge of the Company, no person owned 10% or more of any class of the Company's equity securities registered under the Exchange Act during 1998.



             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE POLICIES AND PRACTICES

   The Board of Directors of the Company (the "Board") has delegated to the Compensation Committee of the Board (the "Committee") primary responsibility for establishing and administering the compensation programs of the Company for its executive officers and other key personnel. In performing its duties, the Committee meets with the Chief Executive Officer to review compensation policy and specific levels of compensation paid to the executive officers and other key personnel, administers the Company's annual, intermediate term and long term compensation plans for its executive officers and certain other key personnel and reports and makes recommendations to the Board regarding executive compensation policies and programs. Since May 19, 1998, the Compensation Committee has been comprised of six directors who are not former or current employees of the Company. Prior to that date, each director who was not a former or current officer or employee of the Company was a member of the Committee. Members of the Committee are not eligible to participate in any of the Company's compensation programs for its executive officers and other key personnel.

   The Committee annually reviews the compensation of the Company's executive officers and other key personnel to determine whether (a) the Company can attract and retain qualified and experienced executive officers and other key personnel, and (b) the executive officers and other key personnel employed by the Company are appropriately motivated to seek to attain short term and intermediate term corporate and business unit performance goals approved by the Committee and to manage the Company for sustained long term growth.

   The Company's compensation programs are designed to retain and motivate its executive officers and other key personnel and align their interests with the interests of the shareholders. The Company provides compensation in the form of:
(1) competitive salaries; (2) annual cash bonuses based on performance measured against specific goals for operating earnings before interest and taxes (calculated as the amount equal to sales minus cost of goods sold and sales, administrative and general expense, herein "EBIT"), cash flow, and other appropriate criteria; (3) intermediate term compensation in the form of the Common Stock of the Company and cash pursuant to performance unit grants having three year performance periods, where payout is dependent on the Company achieving predetermined levels of cumulative net income per share of Common Stock during the performance period; and (4) long term compensation in the form of stock options granted at the fair market value of the Common Stock on the date of grant. Other elements of compensation, such as retirement, health and life insurance benefits, are also considered by the Committee in its evaluation of the compensation package provided to the Company's executive officers.

   The Company's executive compensation programs are designed so that a substantial percentage of each executive officer's compensation is dependent upon corporate performance and appreciation in the value of the Company's Common Stock.

   In addition, the Committee desires to encourage ownership of the Common Stock by the executive officers of the Company by providing forms of intermediate and long term performance based incentive compensation which afford convenient methods for executive officers to acquire shares of Common Stock. In furtherance of this objective, the Chief Executive Officer reviews ownership levels among the executive officers and reports them to the Committee. Although the Committee has elected not to require specific levels of ownership, the Committee has increased the connection between the performance of the Common Stock over time with the compensation of executive officers and other key employees of the Company by requiring the deferral of 50% of the payouts which may be earned pursuant to performance unit grants for at least five years (or, if earlier, upon retirement) in the form of Common Stock equivalent units, which may be paid in shares of Common Stock, cash or any combinations thereof at the election of the executive officer. Further, each executive officer may, by making a timely election, defer all or a portion of the remaining 50% of the payment in the form of such Common Stock equivalent units.

   Section 162(m) of the Internal Revenue Code (the "Code") provides that compensation paid to a public company's chief executive officer and its four other highest paid executive officers in tax years 1994 and thereafter in excess of $1 million is not deductible unless such compensation is paid only upon the achievement of objective performance goals where certain procedural requirements have been satisfied. Alternatively, such compensation may be deferred until the executive officer is no longer a covered person under Section 162(m) of the Code. In the past, compensation which would be subject to the Section 162(m) limitations has been automatically deferred until the payment of such compensation would be deductible by the Company. However, the Committee determined that it would be appropriate to authorize the payment of compensation that is not fully deductible where it would be consistent with the Company's compensation philosophy and goals and in the best interests of the Company and its shareholders.

   The amounts paid in respect of the Performance Units awarded in February of 1997 and 1998 were not exempt from Section 162(m) because adjustments were made by the Committee to the payout formula to eliminate the effects of the December 31, 1997 writedown of certain assets of the Company and rationalization charges. As a result, the compensation subject to Section 162(m) paid to Mr. Gibara and Mr. Harvie in respect of 1998 exceeded $1 million. In approving the payment of such amounts in excess of $1 million, the Committee considered all relevant factors, including the net cost to the Company resulting from the non-deductibility of such amount, and determined that it would be consistent with the Committee's compensation philosophy and in the best interests of the Company and its shareholders to pay such nondeductible amount.

   In order to continue to provide intermediate and long term performance based incentive compensation, the Committee and the Board of Directors adopted, and the Company's shareholders approved at the 1997 Annual Meeting, the Company's 1997 Performance Incentive Plan (the "1997 Plan"). The 1997 Plan provides the appropriate means for granting various forms of performance based incentive compensation, including the grant of stock options, stock appreciation rights, performance units and, under certain circumstances, restricted stock and other stock-based grants and awards, on a basis that permits the Company to comply with Section 162(m) of the Code. The 1997 Plan also permits other appropriate forms of compensation that are consistent with the compensation policies and practices of the Committee.


COMPENSATION OF EXECUTIVE OFFICERS

   The Committee met with the Chief Executive Officer to receive his recommendations regarding 1998 adjustments to the salary and Performance Plan participation guidelines for each executive officer position and certain other key positions. The guidelines for each position were based primarily on market data from three generally available surveys of the salary and annual bonus practices of other companies. Each of the surveys included compensation data compiled from at least 300 companies, with one survey using data compiled from more than 600 companies. The Committee generally seeks to establish salary and annual performance plan guidelines at levels that approximate the median (the 50th percentile) of such kinds of compensation paid by companies included in said surveys. The median survey compensation for each position was determined utilizing regression analysis based on revenues. The results of the surveys were weighted to emphasize manufacturing companies, especially producers of nondurable goods. In addition to the individual position data surveys, eight other general surveys indicating past, present and projected salary structures and increases for executive positions were reviewed.

   The compensation levels indicated by the surveys were the principal basis used by the Committee for establishing the combined salary and annual bonus compensation. The Committee also considered the Chief Executive Officer's recommendations, which were based in substantial part on the aforesaid guidelines as well as on certain subjective factors, including his evaluation of the performance of each executive officer, the performance of the Company and general economic and competitive conditions.

   In 1998, salaries of the executive officers named in the Summary Compensation Table (the "Named Officers") were an average of 4.1% lower than the median indicated by the guidelines and 5.0% higher than in 1997. The aggregate salaries paid to all executive officers during 1998, which included promotional and merit increases, were 5.1% higher than in 1997. Salaries averaged approximately 72% of total annual cash compensation paid to executive officers, and 67% of total annual cash compensation paid to the Named Officers, in respect of 1998.

   Pursuant to the Company's Performance Recognition Plan (the "Performance Plan"), the Committee established, based on the recommendations of the Chief Executive Officer, the target amount of the bonus for each executive officer and reviewed and adopted performance goals for plan year 1998. Compensation paid under the Performance Plan in respect of plan year 1998 was based on the EBIT and cash flow performance of the entire Company and of the operating unit to which the executive officer is assigned, or, as in the case of certain officers of the Company, including Messrs. Gibara, Sharp, Tieken and Harvie, based 80% on the EBIT and cash flow performance of the entire Company and 20% on other specified performance criteria. Depending on the extent to which the applicable EBIT, cash flow and other goals were achieved, payouts could have ranged from zero to 120% of the target amounts. The target annual incentive compensation levels (assuming payout at 100% of target) for 1998 represented approximately 41% of total 1998 annual cash (salary and Performance Plan bonus) compensation, which was substantially the same proportion as the median level established by the aforesaid surveys. EBIT and cash flow goals for 1998 were not exceeded by the Company and most operating units. Payouts for 1998 averaged approximately 59% of the target levels for the various operating units and were 59% of the target level for the Company. The Performance Plan payments represented an average of approximately 33% of annual cash compensation of the Named Officers and 28% of the total 1998 annual cash compensation of the Company's executive officers.

   A significant portion of the total compensation package of each executive officer is contingent upon the performance of the Company over the intermediate term, where performance is measured over a three year performance period by the Company's cumulative net income per share or other appropriate standard. Performance grants have been made annually since 1992 to executive officers (and certain other key employees) of the Company pursuant to the 1989 Goodyear Performance and Equity Incentive Plan (the "1989 Plan"), which has terminated except with respect to grants and awards outstanding at termination, and, in respect of 1998, pursuant to the Company's 1997 Performance Incentive Plan (the "1997 Plan"). The Committee, after consultation with and based on the recommendations of the Chief Executive Officer, establishes the terms and conditions of all grants (including the performance criteria, the target levels for payout and the aggregate amount of grants), selects the persons to whom grants are made and fixes the size of each such person's grant. Performance equity grants are designed to comprise approximately 50% of target medium and long term compensation.

   The Committee awarded payouts in respect of the performance grants made in January 1996 pursuant to the 1989 Plan for the three year Performance Period ended December 31, 1998, at 125.2% of the units granted. The payment of 50% of the units awarded was automatically deferred (except payments due to retirees) for at least five years in the form of Common Stock equivalent units. The other 50% was paid in cash in February 1999 (except to the extent the participant elected to have the cash portion of the payout deferred in Common Stock equivalent units). The awards were made based on aggregate earnings per share of $13.63, determined by the Committee after adjusting 1996 earnings per share to eliminate the effects of the $872.0 million of asset writedown and rationalization charges and after adjusting 1997 earnings per share to eliminate the effects of $265.2 million of rationalization charges. The Committee deemed the adjustments to 1996 and 1997 earnings to be appropriate.

   Performance equity grants for 1998 were granted by the Committee under the 1997 Plan to all executive officers and certain other key employees of the Company on December 2, 1997, based on guidelines established using the median of medium and long term compensation awards by 40 manufacturing companies (having median annual sales of approximately $14.6 billion) included in a 1996 survey acquired by the Company. The performance equity grants were granted to each Named Officer in respect of substantially the same number of units as were granted in respect of 1997. Payouts in respect of the performance equity grants may range from zero to 150% of the target amounts, depending on the cumulative net income per share of the Common Stock during the three year performance period ending December 31, 2000, which must equal or exceed $14.69 per share of Common Stock in order for any payout to be made. If total net income per share during the performance period is $16.69 or more, 150% of the targeted amount may be paid.

   Performance Unit Grants for 1999 were granted by the Committee under the 1997 Plan to all executive officers and certain other key employees of the Company on November 30, 1998, based on guidelines established using the median of medium and long term compensation awards by 43 manufacturing companies (having median annual sales of approximately $19.0 billion) included in a 1998 survey acquired by the Company. The Performance Unit Grants were granted to each Named Officer in respect of substantially the same number of units as were granted in respect of 1998. Payouts in respect of the Performance Unit Grants may range from zero to 150% of the target amounts, depending on the Cumulative Net Income Per Share of Common Stock during the three year performance period ending December 31, 2001, which must equal or exceed $10.40 per share in order for any payout to be made. If total Cumulative Net Income Per Share during the performance period is $16.64 or more, 150% of the targeted amount may be paid.

   The Cumulative Net Income Per Share of Common Stock targets for the Performance Unit grants for the three year performance periods ending on December 31, 1999 and December 31, 2000 were amended by the Committee in February 1999 to be consistent with the targets for the Performance Unit grants for the three year performance period ending on December 31, 2001. The Cumulative Net Income Per Share of Common Stock during the three year performance period ending on December 31, 1999 must equal or exceed $10.77 per share in order for any payout to be made and must exceed $17.23 for 150% of the Units granted to be paid. The Cumulative Net Income Per Share of Common Stock during the three year performance period ending December 31, 2000 must equal or exceed $11.69 per share in order for any payout to be made and must exceed $18.71 for 150% of the Units granted to be paid.

   The Committee also grants stock options to officers and other key employees of the Company. The Committee believes that annual grants of stock options provide an additional long term incentive for key personnel to remain with the Company and improve future Company performance and confirm the mutuality of interests shared by the Company's management and its other shareholders with compensation dependent upon the appreciation of the Common Stock of the Company.

   All options are granted at a per share exercise price equal to the market value of the Common Stock on the date of grant. The Committee is provided survey information regarding the option granting practices of other manufacturing companies of a similar size in order to determine if the Company's grants are competitive in size and terms and conditions. The Committee believes that options should be granted once each year, and that, under ordinary circumstances, each year each executive officer should be granted options in respect of shares having approximately the same dollar value, determined using the standard growth methodology applied in the survey used by the Company for determining performance equity grant levels, subject to variation to reflect changes in the responsibility or performance of the executive officers or changes in the performance or circumstances of the Company.

   Stock options have been granted to all executive officers and other key employees annually, ordinarily at the end of each year. Within the guideline ranges established using the aforesaid survey, the size of individual stock option grants were determined primarily on the basis of the responsibilities of each executive officer. Recent Company performance, prior grants and the prior performance of the executive officers were also considered in determining the size of the grants.

   On November 30, 1998, stock options in respect of 2,157,899 shares of Common Stock were granted pursuant to the 1997 Plan at $57.25 per share (the fair market value of the Common Stock on that day) to 902 key employees (including all executive officers), which options expire on November 30, 2008. The options provide for the automatic grant of new "reinvestment options" for that number of shares of Common Stock tendered as payment of the exercise price. The reinvestment option will be granted at an exercise price equal to the fair market value of the Common Stock on the date the original option is exercised.


COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

   Mr. Gibara is the Chairman of the Board, Chief Executive Officer and President of the Company. The Committee reviewed Mr. Gibara's compensation in the same manner as described above for the other executive officers. In light of Mr. Gibara's responsibilities and in recognition of his outstanding performance, the Committee increased his annual salary effective May 1, 1998 to an annual rate of $1,000,000.

   Pursuant to the Performance Plan for 1998, the Committee established a target bonus of $1,012,500 for Mr. Gibara, the payout of which was subject to adjustment from zero to 120% of the target amount depending on the extent to which total Company EBIT, cash flow and other goals were achieved. The Company did not exceed the EBIT and cash flow goals for 1998 and, accordingly, Mr. Gibara earned 58% of his target bonus. Mr. Gibara elected to defer his Performance Plan payout earned in respect of 1998 pursuant to the Company's Deferred Compensation Plan for Executives. As a result, the award was not subject to the deduction limitation of Section 162(m) of the Code.

   In 1998 Mr. Gibara received payment of the performance grants made in December 1994 and June 1995 in respect of the three year performance period ended December 31, 1997. The award was subject to Section 162(m). As a result, a portion of his total compensation received during 1998 which was not exempt from
Section 162(m) exceeded the $1 million limitation of Section 162(m) and, therefore, was not deductible by the Company. The Committee considered all relevant factors, including the cost to the Company, and determined that it was in the best interest of the Company to authorize payment of the non-deductible amount.

   Applying the same guidelines used in respect of other executive officers, Mr. Gibara was granted, as incentive compensation contingent upon the Cumulative Net Income Per Share of the Common Stock, a Performance Unit grant on November 30, 1998 for the three year performance period ending on December 31, 2001 for 30,000 Units, each equivalent to one share of Common Stock.

   Mr. Gibara was granted stock options as long term incentive compensation based on the same guidelines applied by the Committee in respect of the stock option grants to the other executive officers. The grant in respect of 1998 was made on December 2, 1997 consisting of non-qualified stock options in respect of 53,500 shares of Common Stock and incentive stock options in respect of 1,500 shares of the Common Stock. He was granted stock options in respect of 90,000 shares in respect of 1999 on November 30, 1998. All options provide for the automatic grant of reinvestment options.


February 2, 1999


                           THE COMPENSATION COMMITTEE

                             John G. Breen, Chairman

Katherine G. Farley                                            Steven A. Minter
William J. Hudson, Jr.                                         Agnar Pytte
                                Martin D. Walker

                                PERFORMANCE GRAPH


   Set forth below is a graph comparing the cumulative total shareholder returns of the Common Stock of the Company ("Goodyear Common"), the Standard & Poor's 500 Composite Stock Index (the "S&P 500") and the Dow Jones Auto Parts & Equipment-All Index (the "Dow Auto Parts") at each December 31 during the period beginning December 31, 1993 and ending December 31, 1998. The graph assumes the investment of $100 on December 31, 1993 in Goodyear Common Stock, in the S&P
500 and in the Dow Auto Parts. Total shareholder return was calculated on the basis that in each case all dividends were reinvested.




                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                   GOODYEAR COMMON, S&P 500 AND DOW AUTO PARTS



-------------------------------------------------------------------------------------------------------
         December 31,                  1993        1994        1995        1996       1997        1998
-------------------------------------------------------------------------------------------------------
  GOODYEAR COMMON                     100.00       74.98      103.62      119.83     151.34      122.38
-------------------------------------------------------------------------------------------------------
  S & P 500                           100.00      101.32      139.40      171.41     228.59      293.92
-------------------------------------------------------------------------------------------------------
  DOW AUTO PARTS                      100.00       85.12      105.75      119.57     152.73      143.39
-------------------------------------------------------------------------------------------------------

                                  MISCELLANEOUS



SUBMISSION OF SHAREHOLDER PROPOSALS

   If a shareholder desires to have a proposal included in the Proxy Statement and Proxy of the Board of Directors for the 2000 annual meeting of shareholders, such proposal shall conform to the applicable proxy rules of the Securities and Exchange Commission concerning the submission and content of proposals and must be received by the close of business on October 29, 1999 at the executive offices of the Company, 1144 East Market Street, Akron, Ohio 44316-0001,
Attention: Office of the Secretary. The Company's receipt of notice of a shareholder's intent to submit a proposal outside Rule 14a-8 at the 2000 annual meeting of shareholders after January 11, 2000 will be considered untimely.

10-K REPORT

   Interested shareholders may obtain a copy of the Company's Annual Report on Form 10-K for 1998 to the Securities and Exchange Commission, including all financial statements, schedules and exhibits, without charge by writing to:

     Investor Relations
     The Goodyear Tire & Rubber Company
     1144 East Market Street
     Akron, Ohio 44316-0001

or by a telephone call to: 330-796-3457 or to 515-263-6408.

SAVINGS PLAN SHARES

   A separate "Confidential Voting Instructions" card is being sent to each employee or former employee of the Company participating in one or more of the Employee Savings Plans in which shares of Common Stock are held in a Savings Plan trust for the account of such participant. Shares of Common Stock held in a Savings Plan trust will be voted by the Plan trustee as instructed by Plan participants. Shares held in a Savings Plan trust for which voting instructions are not received will be voted by the Plan trustee in the same proportion as it votes shares for which voting instructions were received from participants in that Savings Plan.

COSTS OF SOLICITATION

   The costs of solicitation of proxies will be borne by the Company. The Company has retained Georgeson & Company Inc., Wall Street Plaza, New York, New York 10004, to assist the Company in the distribution of the proxy materials and the solicitation of proxies for an estimated fee of $12,000 plus reimbursement of reasonable out-of-pocket expenses. Georgeson & Company Inc., may solicit proxies from shareholders by mail, telephone, telex, telegram or personal call or visit. In addition, officers or other employees of the Company may, without additional compensation therefor, solicit proxies in person or by telephone.



February 26, 1999


                                              By Order of the Board of Directors


                                                     /s/ JAMES BOYAZIS

                                                        JAMES BOYAZIS, Secretary

                                [GOODYEAR LOGO]

                                 GOODYEAR LOGO
                      THE GOODYEAR TIRE & RUBBER COMPANY
                 PROXY FOR 1999 ANNUAL MEETING OF SHAREHOLDERS
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                The undersigned, a holder (or designated proxy) of shares of the
 P Common Stock of The Goodyear Tire & Rubber Company, hereby appoints JOHN G. BREEN, STEVEN A. MINTER, and AGNAR PYTTE, and each or any of
 R them, the proxies or proxy of the undersigned, with full power of substitution, to represent the undersigned, and to vote all of the
 O shares of Common Stock that the undersigned is entitled to vote, at the Annual Meeting of Shareholders of the Company to be held at its offices
 X in Akron, Ohio, on Monday, April 12, 1999, at 10:00 A.M., Akron time, and at any and all adjournments thereof; with the power to vote said
 Y shares FOR the election of four Directors of the Company, and with the power to vote said shares FOR the ratification of appointment of Independent Accountants and upon all other matters as may properly come before the meeting or any adjournment thereof. This Proxy is given and is to be construed according to the laws of the State of Ohio.

                UNLESS OTHERWISE SPECIFIED ON THE REVERSE SIDE, THE PROXY WILL BE VOTED: FOR ELECTION OF THE FOUR NOMINEES FOR DIRECTOR NAMED ON THE REVERSE SIDE, WITH DISCRETIONARY AUTHORITY TO CUMULATE VOTES
         (ITEM 1 ON THE REVERSE SIDE), AND FOR RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS (ITEM 2 ON THE REVERSE SIDE).

                IF YOU PLAN TO ATTEND THE 1999 ANNUAL MEETING, PLEASE MARK THE BOX INDICATED ON THE REVERSE SIDE.

                 THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

                PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.


--------------------------------------------------------------------------------
                            /\ FOLD AND DETACH HERE /\




                         ANNUAL MEETING OF SHAREHOLDERS

                       THE GOODYEAR TIRE & RUBBER COMPANY

                                 APRIL 12, 1999
                                   10:00 A.M.

                              OFFICE OF THE COMPANY
                                GOODYEAR THEATER
                             1201 EAST MARKET STREET
                                   AKRON, OHIO

     Refreshments will be served from 9:00 to 9:45 a.m. in the Lobby at the entrance to the Theater in Goodyear Hall.
                           WE INVITE YOU TO JOIN US.





                             YOUR VOTE IS IMPORTANT
                             ______________________
                             ______________________

                  PLEASE COMPLETE, DATE AND SIGN YOUR PROXY AND
                  PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.

 X   Please mark your
     vote in blue or
     black ink as in
     this example

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF ALL NOMINEES AND FOR
ITEM 2.

ITEM 1.  ELECTION OF DIRECTORS.

                       WITHHOLD             NOMINEES:                     Samir G. Gibara
      FOR ALL  [  ]    AUTHORITY   [  ]     Class I Directors--Each       William J. Hudson, Jr.
     NOMINEES          AS TO ALL            to serve a 3-year term:       William C. Turner
                       NOMINEES                                           Martin D. Walker

(TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S
 NAME IN THE SPACE BELOW.)

-------------------------------------------------------------------------------

                                              FOR     AGAINST      ABSTAIN
ITEM 2.   Ratification of appointment of      [  ]      [  ]         [  ]
          PricewaterhouseCoopers LLP as
          Independent Accountants.

I plan to attend the Annual Meeting                     [  ]
of Shareholders



                                      ------------------------------------------
                                      SIGNATURE                      DATE


                                      ------------------------------------------
                                      SIGNATURE                      DATE


PLEASE SIGN NAME EXACTLY AS IT APPEARS ABOVE. EACH JOINT OWNER SHOULD SIGN. PLEASE INDICATE TITLE IF YOU ARE SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, CUSTODIAN, GUARDIAN OR CORPORATE OFFICER.

-------------------------------------------------------------------------------
                     /\       FOLD AND DETACH HERE     /\


GOODYEAR
COMPANY
OWNED &
OPERATED                        GOODYEAR LOGO

                                SPECIAL SAVINGS

                 Call 1-888-GDYR-STORES for store locations.


               ---------------------------     ----------------------------
                        OIL LUBE                       10% SHAREHOLDER
                        & FILTER                          DISCOUNT

                        $5.00 OFF                Purchase any Goodyear
               INCLUDES:  WITH THIS COUPON       passenger or light truck
               - Lube (where applicable)         tire at a Goodyear Auto
               - New oil filter installed        Service Center or Just
               - Up to 5 quarts premium          Tires location and receive
                 brand oil                       a 10% discount

               OFFER GOOD ONLY AT LOCATIONS    OFFER GOOD ONLY AT LOCATIONS
               DISPLAYING COMPANY OWNED &      DISPLAYING COMPANY OWNED &
               OPERATED SIGN [GOODYEAR LOGO]   OPERATED SIGN [GOODYEAR LOGO]

                  DIRECT MAIL I.D. GAR            DIRECT MAIL I.D. GAR
             Environmental disposal fee may
             apply in some areas. Most cars.
             No other discounts apply.         No other discounts apply.
             Offer ends 12/31/99.              Offer ends 12/31/99.
             -------------------------------   -----------------------------

                                  GOODYEAR LOGO
                       THE GOODYEAR TIRE & RUBBER COMPANY
                  PROXY FOR 1999 ANNUAL MEETING OF SHAREHOLDERS
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                The undersigned, a holder (or designated proxy) of shares of the Common Stock of The Goodyear Tire & Rubber Company, hereby
  P appoints JOHN G. BREEN, STEVEN A. MINTER, and AGNAR PYTTE, and each or any of them, the proxies or proxy of the undersigned, with full power
  R of substitution, to represent the undersigned, and to vote all of the shares of Common Stock that the undersigned is entitled to vote, at
  O the Annual Meeting of Shareholders of the Company to be held at its offices in Akron, Ohio, on Monday, April 12, 1999, at 10:00 A.M.,
  X Akron time, and at any and all adjournments thereof; with the power to vote said shares FOR the election of four Directors of the Company,
  Y and with the power to vote said shares FOR the ratification of appointment of Independent Accountants and upon all other matters as may properly come before the meeting or any adjournment thereof. This Proxy is given and is to be construed according to the laws of the State of Ohio.

             UNLESS OTHERWISE SPECIFIED ON THE REVERSE SIDE, THE PROXY WILL BE
         VOTED: FOR ELECTION OF THE FOUR NOMINEES FOR DIRECTOR NAMED ON THE REVERSE SIDE, WITH DISCRETIONARY AUTHORITY TO CUMULATE VOTES (ITEM 1 ON THE REVERSE SIDE), AND FOR RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS (ITEM 2 ON THE REVERSE SIDE).

                IF YOU PLAN TO ATTEND THE 1999 ANNUAL MEETING, PLEASE MARK THE BOX INDICATED ON THE REVERSE SIDE.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

                PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.


--------------------------------------------------------------------------------
                            /\ FOLD AND DETACH HERE /\




                         ANNUAL MEETING OF SHAREHOLDERS

                       THE GOODYEAR TIRE & RUBBER COMPANY

                                 APRIL 12, 1999
                                   10:00 A.M.

                              OFFICE OF THE COMPANY
                                GOODYEAR THEATER
                             1201 EAST MARKET STREET
                                   AKRON, OHIO

     Refreshments will be served from 9:00 to 9:45 a.m. in the Lobby at the entrance to the Theater in Goodyear Hall.
                           WE INVITE YOU TO JOIN US.





                             YOUR VOTE IS IMPORTANT
                             ______________________
                             ______________________

                  PLEASE COMPLETE, DATE AND SIGN YOUR PROXY AND
                  PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.

                                                                         |  5721
                                                                          ------
 X   Please mark your
     vote in blue or
     black ink as in
     this example.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF ALL NOMINEES AND FOR
ITEM 2.

ITEM 1.  ELECTION OF DIRECTORS.

                       WITHHOLD             NOMINEES:                     Samir G. Gibara
      FOR ALL  [  ]    AUTHORITY   [  ]     Class I Directors--Each       William J. Hudson, Jr.
     NOMINEES          AS TO ALL            to serve a 3-year term:       William C. Turner
                       NOMINEES                                           Martin D. Walker

(TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S
 NAME IN THE SPACE BELOW.)

-------------------------------------------------------------------------------

                                              FOR     AGAINST      ABSTAIN
ITEM 2.   Ratification of appointment of      [  ]      [  ]         [  ]
          PricewaterhouseCoopers LLP as
          Independent Accountants.

          I plan to attend the Annual Meeting           [  ]
          of Shareholders.



                                      ------------------------------------------
                                      SIGNATURE                      DATE


                                      ------------------------------------------
                                      SIGNATURE                      DATE

PLEASE SIGN NAME EXACTLY AS IT APPEARS ABOVE. EACH JOINT OWNER SHOULD SIGN. PLEASE INDICATE TITLE IF YOU ARE SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, CUSTODIAN, GUARDIAN OR CORPORATE OFFICER.

-------------------------------------------------------------------------------
                     /\       FOLD AND DETACH HERE     /\


GOODYEAR
COMPANY
OWNED &
OPERATED                        GOODYEAR LOGO

                               SPECIAL SAVINGS

                  Call 1-888-GDYR-STORES for store locations.

               ---------------------------     ----------------------------
                        OIL LUBE                       10% SHAREHOLDER
                        & FILTER                          DISCOUNT

                        $5.00 OFF                Purchase any Goodyear
               INCLUDES:  WITH THIS COUPON       passenger or light truck
               - Lube (where applicable)         tire at a Goodyear Auto
               - New oil filter installed        Service Center or Just
               - Up to 5 quarts premium          Tires location and receive
                 brand oil                       a 10% discount

               OFFER GOOD ONLY AT LOCATIONS    OFFER GOOD ONLY AT LOCATIONS
               DISPLAYING COMPANY OWNED &      DISPLAYING COMPANY OWNED &
               OPERATED SIGN [GOODYEAR LOGO]   OPERATED SIGN [GOODYEAR LOGO]

                  DIRECT MAIL I.D. GAR            DIRECT MAIL I.D. GAR
             Environmental disposal fee may
             apply in some areas. Most cars.
             No other discounts apply.         No other discounts apply.
             Offer ends 12/31/99.              Offer ends 12/31/99.
             -------------------------------   -----------------------------

    CONFIDENTIAL VOTING INSTRUCTIONS -- 1999 ANNUAL MEETING OF SHAREHOLDERS
          THE GOODYEAR TIRE & RUBBER COMPANY EMPLOYEE SAVINGS PLANS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GOODYEAR

                The proxy soliciting materials furnished by the Board of Directors of The Goodyear Tire & Rubber Company in connection with the Annual Meeting of Shareholders to be held on Monday, April 12, 1999 are delivered herewith.

                Under each Employee Savings Plan in which you participate ("Plan"), you have the right to give written instructions to the Trustee for such Plan to vote as you specify the number of full shares of Common Stock of The Goodyear Tire & Rubber Company representing your proportionate interest in each such Plan on February 16, 1999.

                If you wish to have such shares voted by the Trustee, please sign the authorization on the reverse side of this card and return it in the accompanying envelope. If you do not give instructions by marking, signing and returning this Confidential Voting Instructions Card in the envelope provided, shares of the Common Stock held for your account in each Plan will be voted by the Trustee in the same proportion as it votes shares for which Confidential Voting Instructions are received by the Trustee from other participants in that Plan.

                I hereby instruct the Trustee to vote (or cause to be voted) all shares of Common Stock of The Goodyear Tire & Rubber Company credited to my account under each Plan at February 16, 1999 at the Annual Meeting of Shareholders to be held on April 12, 1999, and at any adjournment thereof, as indicated on the reverse side hereof or, if not so indicated, as recommended by the Board of Directors.

                UNLESS INSTRUCTIONS ARE GIVEN ON THE REVERSE SIDE, THE TRUSTEE WILL VOTE FOR THE ELECTION OF THE FOUR NOMINEES FOR DIRECTOR, WITH DISCRETIONARY AUTHORITY TO CUMULATE VOTES (ITEM 1 ON REVERSE SIDE), AND FOR RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
         (ITEM 2 ON REVERSE SIDE).

                IF YOU PLAN TO ATTEND THE 1999 ANNUAL MEETING, PLEASE MARK THE BOX INDICATED ON THE REVERSE SIDE.

                THIS CONFIDENTIAL VOTING INSTRUCTIONS CARD IS CONTINUED ON THE REVERSE SIDE. PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.


--------------------------------------------------------------------------------
                            /\ FOLD AND DETACH HERE /\




                         ANNUAL MEETING OF SHAREHOLDERS

                       THE GOODYEAR TIRE & RUBBER COMPANY

                                 APRIL 12, 1999
                                   10:00 A.M.

                              OFFICE OF THE COMPANY
                                GOODYEAR THEATER
                             1201 EAST MARKET STREET
                                   AKRON, OHIO

     Refreshments will be served from 9:00 to 9:45 a.m. in the Lobby at the entrance to the Theater in Goodyear Hall.
                           WE INVITE YOU TO JOIN US.





                             YOUR VOTE IS IMPORTANT
                             ______________________
                             ______________________

                  PLEASE COMPLETE, DATE AND SIGN YOUR PROXY AND
                  PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.

 X   Please mark your                                                     |8396
     vote in blue or                                                      |
     black ink as in                                                       -----
     this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF ALL NOMINEES AND FOR
ITEM 2.

ITEM 1.  ELECTION OF DIRECTORS.

                       WITHHOLD             NOMINEES:                     Samir G. Gibara
      FOR ALL  [  ]    AUTHORITY   [  ]     Class I Directors--Each       William J. Hudson, Jr.
     NOMINEES          AS TO ALL            to serve a 3-year term:       William C. Turner
                       NOMINEES                                           Martin D. Walker

(TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S
 NAME IN THE SPACE BELOW.)

-------------------------------------------------------------------------------

                                              FOR     AGAINST      ABSTAIN
ITEM 2.   Ratification of appointment of      [  ]      [  ]         [  ]
          PricewaterhouseCoopers LLP as
          Independent Accountants.

          I plan to attend the Annual Meeting           [  ]
          of Shareholders.





AUTHORIZATION: I ACKNOWLEDGE RECEIPT OF THE NOTICE OF 1999 ANNUAL MEETING AND PROXY STATEMENT. I HEREBY INSTRUCT THE TRUSTEE TO VOTE BY PROXY, IN THE FORM SOLICITED BY THE BOARD OF DIRECTORS, THE NUMBER OF FULL SHARES IN MY PLAN ACCOUNT(S) AS SPECIFIED ABOVE, OR, IF NOT SPECIFIED ABOVE, AS RECOMMENDED
BY THE BOARD OF DIRECTORS.




                                      ------------------------------------------
                                      SIGNATURE                      DATE


-------------------------------------------------------------------------------
                     /\       FOLD AND DETACH HERE     /\


GOODYEAR
COMPANY
OWNED &
OPERATED                        GOODYEAR LOGO

                               SPECIAL SAVINGS

                  Call 1-888-GDYR-STORES for store locations.

               ---------------------------     ----------------------------
                        OIL LUBE                       10% SHAREHOLDER
                        & FILTER                          DISCOUNT

                        $5.00 OFF                Purchase any Goodyear
               INCLUDES:  WITH THIS COUPON       passenger or light truck
               - Lube (where applicable)         tire at a Goodyear Auto
               - New oil filter installed        Service Center or Just
               - Up to 5 quarts premium          Tires location and receive
                 brand oil                       a 10% discount

               OFFER GOOD ONLY AT LOCATIONS    OFFER GOOD ONLY AT LOCATIONS
               DISPLAYING COMPANY OWNED &      DISPLAYING COMPANY OWNED &
               OPERATED SIGN [GOODYEAR LOGO]   OPERATED SIGN [GOODYEAR LOGO]


                  DIRECT MAIL I.D. GAR            DIRECT MAIL I.D. GAR
             Environmental disposal fee may
             apply in some areas. Most cars.
             No other discounts apply.         No other discounts apply.
             Offer ends 12/31/99.              Offer ends 12/31/99.
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